OFFICE LEASE

                      INFORTE CORP., a Delaware corporation

                                  OFFICE LEASE

                      INFORTE CORP., a Delaware corporation


                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE

RECITALS                                                                      1

TERMS                                                                         1
         1.   Basic Lease Provisions                                          1
         2.   Rent                                                            2
              2.1.     Base Rent                                              2
              2.2.     Interest and Late Charges                              2
         3.   Operating Expense Rent and Real Estate Taxes Rent               3
              3.1.     Operating Expense Rent                                 3
                       3.1.1. Operating Expenses Defined                      3
                       3.1.2. Partial Occupancy                               4
              3.2      Real Estate Taxes Rent                                 4
                       3.2.1.   Real Estate Taxes Defined                     4
              3.3.     Payment                                                4
              3.4.     Statement                                              5
              3.5.     Proration                                              5
              3.6.     Additional Taxes Payable by Tenant                     5
              3.7.     Change in Tenant's Percentage Share                    5
         4.   Use of Premises                                                 5
              4.1.     Use Restrictions                                       5
              4.2.     Access                                                 6
              4.3.     Tenant's Right to Use Common Areas                     6
              4.4.     Outdoor Deck                                           6
              4.4.     Miscellaneous Restrictions                             6
         5.   Landlord's Reservation of Rights                                6
         6.   Parking                                                         7
         7.   Graphics                                                        7
         8.   Assignment and Subletting                                       7
              8.1.     Assignment and Subletting                              7
              8.2.     Restrictions on Terms                                  8
              8.3.     Assumption of Liability                                8
              8.4.     Assignment by Landlord                                 8
         9.   Ordinances and Statutes                                         9
         10.  Tenant Improvements; Maintenance, Repairs and Alterations       9
              10.1.    Tenant's Obligations                                   9
              10.2.    Limits on Alterations                                  9
              10.3.    Liens                                                  9
              10.4.    Landlord's Obligations                                10
              10.5     Initial Tenant Improvements                           10


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         11.  Entry and Inspection                                           11
         12.  Indemnification.                                               11
         13.  Tenant's Insurance                                             12
              13.1.    Types of Insurance                                    12
              13.2.    Form of Insurance and Selection of Insurers           12
              13.3.    Waiver of Subrogation                                 13
         14.  Landlord's Insurance                                           13
         15.  Utilities and Services                                         13
                  15.1.    Separate Metering                                 13
                  15.2.    HVAC                                              13
                  15.3.    Building Standard Services                        14
                  15.4     Water Usage                                       14
                  15.5.    Additional Tenant Responsibilities                14
                  15.6.    Payment                                           14
         16.      Condemnation                                               14
         17.      Destruction of Premises                                    15
         18.      Hazardous Substances                                       15
         19.      Events of Default                                          16
         20.      Landlord's Remedies on Default                             16
         21.      Security Deposit                                           17
         22.      Limitation on Landlord's Personal Liability                17
         23.      Attorneys' Fees                                            17
         24.      Waiver                                                     18
         25.      Severability                                               18
         26.      Notices                                                    18
         27.      Surrender of Premises                                      18
         28.      Holding Over                                               18
         29.      Time                                                       18
         30.      Successors and Assigns                                     18
         31.      Subordination/Non-Disturbance & Attornment                 18
         32.      Estoppel Certificate                                       19
         33.      Right of First Refusal                                     19
         34.      Renewal Option                                             19
         35.      Storage Space                                              20
         36.      Authorization                                              20
         37.      Joint and Several Liability                                20
         38.      Force Majeure                                              20
         39.      Recording                                                  20
         40.      Governing Law                                              20
         41.      Jury Waiver                                                20
         42.      Covenant of Quiet Enjoyment                                20
         43.      Encumbrances                                               20
         44.      Real Estate Broker Disclosure                              20
         45.      Entire Agreement                                           21
         46.      Construction of Lease Document                             21
         47.      Third Party Disclosure                                     21


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EXHIBIT A                                                                    23
         PLAN OF LEASED PREMISES                                             23

EXHIBIT B                                                                    24
         RULES AND REGULATIONS                                               24

EXHIBIT C                                                                    27
         TENANT'S EXTERIOR SIGNAGE                                           27

EXHIBIT D                                                                    28
         OWNER AND TENANT "S CONSTRUCTION ESCROW AGREEMENT                   28

EXHIBIT E                                                                    29
         JANITORIAL SPECIFICATIONS                                           29

EXHIBIT F                                                                    33
         FORM OF SUBORDINATION,
         NON-DISTURBANCE & ATTORNMENT AGREEMENT                              33





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                                  OFFICE LEASE

         This Lease (this "Lease") is dated the 19th day of August 2005, between THE BOYCE BUILDING GROUP L.L.C., an Illinois limited liability company acting through its managing agent Friedman Properties, Ltd., an Illinois corporation ("Landlord") and INFORTE CORP., a Delaware corporation ("Tenant").

                                    RECITALS

1. Landlord owns the building located at 500-510 North Dearborn, Chicago, Illinois 60610 (the "Building").

2. Landlord agrees to lease space (the "Premises") in the Building to Tenant, and Tenant agrees to lease the Premises from the Landlord, all on the terms described below.

                                SCHEDULE OF TERMS

1. Basic Lease Provisions. The basic provisions of this Lease contained in this Schedule of Terms ("Schedule") are as follows:

         1.1. The Premises: Suite 1200 (as shown on the plan of Premises attached to this Lease as Exhibit A-1) and Suite 1300, including the 13th floor outdoor deck (as shown on the plan of Premises attached to this Lease as Exhibit A-2) of the Building.

         1.2. Rentable Area of Premises: approximately 16,102 rentable square feet consisting of approximately 12,000 square feet on the twelfth (12th) floor and approximately 4,102 square feet on the thirteenth (13th) floor (as shown on the plan of premises attached to this Lease as Exhibit A-1 and A-2, respectively). The Premises shall also include the outdoor deck depicted on Exhibit A-2.

         1.3. Tenant's Percentage Share of Operating Expenses (as defined in Paragraph 3 below): 10.85% (16,102 rsf/ 148,353 rsf)

         1.4. Commencement Date: The earlier of (a) Tenant's occupancy of the Premises or (b) January 1, 2006. Tenant shall have access to the Premises after mutual execution of the Lease to commence Tenant Improvements (as set forth in Section 10.5 below). Tenant shall also have access to the Premises at least thirty (30) days prior to occupancy for the purpose of installing furniture, fixtures and equipment ("Fixturing Period").

         1.5.   Rent Commencement Date: January 1, 2006.

         1.6. Lease Term: The Term of the Lease shall commence on the Commencement Date and expire on the last day of the month five
                (5) years following the Rent Commencement Date.

         1.7. Base Rent: Monthly installments of Base Rent shall be payable as follows:


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

                      January 1, 2006 through December 31, 2006:  $26,501.21 per month
                      January 1, 2007 through December 31, 2007:  $27,172.13 per month
                      January 1, 2008 through December 31, 2008:  $27,843.04 per month
                      January 1, 2009 through December 31, 2009:  $28,513.96 per month
                      January 1, 2010 through December 31, 2010:  $29,184.88 per month

         1.8. Security Deposit: $26,501.21 due upon execution of this Lease and subject to the terms and conditions of Paragraph 21 below).

         1.9. Permitted Use: General office use and use of the 13th floor outdoor deck, as more fully set forth in Section 4.4 herein.

         1.10.  Guarantor: None.

         1.11.  Base Year for Operating Expenses: 2006

         1.12. Base Year for Real Estate Taxes: 2006 (including 2005 real estate taxes payable in 2006)

         1.13.  Notices for Tenant:

                Prior to the Commencement Date: 150 North Michigan Avenue, Suite 3400, Chicago, IL 60661

                Following the Commencement Date: The Premises

         1.14.  Tenant's Federal Employer Identification Number (FEIN) is:
                36-3909334.

2. Rent.

         2.1. Base Rent. Tenant shall pay to Landlord as rent for the use and occupancy of the Premises, at the times and in the manner provided below, Base Rent in the amount specified in Paragraph 1 above. Base Rent is payable in advance beginning on the Rent Commencement Date and on the first day of each successive calendar month during the Lease Term without demand, setoff or deduction. If the first or last month of this Lease is not a full month, Base Rent will be prorated in proportion to the number of days the Premises are occupied in such month. All payments to the Landlord will be made to Friedman Properties, Ltd., 325 North LaSalle Street - Suite 600, Chicago, Illinois 60610 or to a lock box location designated by landlord in writing.

         2.2 Interest and Late Charges. If Tenant fails to pay any Base Rent or any other amount when due and payable under this Lease, the unpaid amount shall bear interest from the due date to the date of payment at the lesser rate of (1) Prime Rate plus 5% per annum and (2) the highest rate permitted by law. In addition, a $100.00 charge shall be imposed on any check that is returned for insufficient funds. As used herein the "Prime Rate" shall mean the Prime Rate published from time to time by LaSalle Bank National Association. Notwithstanding the foregoing, if there is no uncured Event of Default by Tenant under this Lease and amounts due hereunder are received by Landlord prior to the fifth (5th) day of the month in which such amounts are due, the Landlord shall waive the assessment of interest once for every year of the Lease Term.


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3.       Operating Expense Rent and Real Estate Taxes Rent.

         3.1. Operating Expense Rent. Commencing on the first day of the calendar year following the Base Year, Tenant shall pay Tenant's Percentage Share, as defined in the Schedule, of the Operating Expenses ("Operating Expense Rent") paid or incurred by Landlord in each calendar year of the Lease Term in excess of the Operating Expenses of the Base Year as set forth in the Schedule of Terms. Operating Expense Rent, except Real Estate Taxes and insurance premiums, shall be limited to an increase of five percent (5%) annually.

                3.1.1. Operating Expenses Defined. "Operating Expenses" means all costs of operating, servicing, repairing and maintaining the Building (as hereinafter defined), but does not include any costs which are paid directly by, or which are incurred for the sole benefit of, any tenant in the Building. The Landlord will calculate Operating Expenses in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). Examples of Operating Expenses are:

                (a) utility charges, including water, sewer, heating, air conditioning, ventilating and all other utility charges (other than charges for utilities separately metered and paid directly by the Tenant or by other tenants);

                (b) costs of janitorial and maintenance services, which include cleaning of Common Areas (as defined below), exterior window cleaning, fire detection and security services, gardening and landscape maintenance, snow and ice removal, garbage and other refuse removal, pest control, painting (other than painting of any tenant space), facade maintenance, Common Area lighting, exterior and Common Area partition wall repairs, roof repairs, maintenance of all pipes, repair and repainting of sidewalks. No credit shall be given to Tenant for janitorial services engaged by Tenant for Premises cleaning;

                (c) insurance premiums for public liability, property damage, flood and all other types of insurance that Landlord maintains for the Building, including any amounts that would be paid by Landlord as premiums for usual and customary self-insurance risks for similarly situated buildings, including insurance deductibles;

                (d) a property management fee of not more than 4% of gross rents collected by Landlord from tenants of the Building;

                (e) the costs (amortized together with a reasonable finance charge in accordance with GAAP) of any capital improvements which Landlord makes to the Building if such improvements are intended primarily (A) for the purpose of reducing Operating Expenses; or (B) are required to comply with any governmental law or regulation that was not in force at the time this Lease began; and

                (f) interest and amortization expense in connection with any expenditure made for any of the above items.

Operating Expenses do not include, and therefore Landlord is not entitled to be reimbursed under this Lease for, the following items: (i) depreciation on the Building or any Common Areas; (ii) costs of planning, designing, improving or altering any tenant's space; (iii) costs of relocating any tenant, and expenses


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of marketing and leasing space in the Building, including finders' fees and real estate broker commissions; (iv) costs for which Landlord is otherwise reimbursed, but only to the extent of such other reimbursement, such as, for example, expenses reimbursed by another tenant under the provisions of such other tenant's lease; (v) costs in connection with services or benefits that are not provided to Tenant, but are provided to another tenant in the Building; (vi) Landlord's general overhead and administrative expenses not directly allocable to the operation of the Building; (vii) court costs and legal fees which Landlord pays to enforce the obligations of tenants in the Building; (viii) wages of any employee not related to the Building; (ix) expenditures that are considered to be capital expenditures under GAAP, other than those listed in clause (e) above, (x) fines, levies, or penalties imposed upon Landlord by any governmental authority as a result of the violation of any Law, by Landlord,
(xi) political and charitable contributions, (xii) the cost of encapsulating asbestos and (xiii) costs and expenses associated with leasing the Building.

                3.1.2. Partial Occupancy. For the purpose of determining Operating Expense Rent for any calendar year, or a portion thereof, if the Building is not fully rented, Landlord may make appropriate adjustments to the Operating Expenses for such calendar year, employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by the Landlord had the Building been 90% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such calendar year.

         3.2. Real Estate Taxes Rent. Commencing on the first day of the calendar year following the Base Year, Tenant shall pay Tenant's Percentage Share, as specified in the Schedule, of the Real Estate Taxes ("Real Estate Taxes Rent") paid or incurred by Landlord in each calendar year of the Lease Term in excess of the Real Estate Taxes for the Base Year as set forth in the Schedule of Terms.

                3.2.1. Real Estate Taxes Defined. "Real Estate Taxes" mean all property taxes and assessments of every type, whether general or special, and sewer rents, rates and charges, and any taxes enacted in place of those taxes, which are at any time levied or assessed against any or all of the Building, or the furniture, fixtures, machinery, equipment and systems located in the Building (except that personal property taxes for personal property located in any premises leased to another tenant shall not be included). These taxes are sometimes referred to in this Lease as "Taxes." Taxes also shall include all amounts expended by Landlord for legal fees and other expenses incurred in obtaining a reduction in Taxes, so long as such fees are less than the amount of the reduction received by Tenant. Taxes shall not include any income, franchise, gift or inheritance taxes that the Landlord must pay in connection with the Building.

         3.3. Payment. During December of each calendar year, or as soon after that date as practicable, Landlord shall give Tenant written notice of its estimate of Operating Expense Rent and Real Estate Taxes Rent for the following calendar year. On or before the first day of each month during the following calendar year, Tenant shall pay to Landlord 1/12th of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time it appears to Landlord that the amounts payable for Operating Expense Rent and Real Estate Taxes Rent for the current calendar year will vary from its estimate by more than 10%, Landlord, by written notice to Tenant, shall revise its estimate for that year, and subsequent payments by Tenant for that year shall be in an amount so that by the end of the year Tenant will have paid an amount equal to the revised estimate. Landlord shall indicate in its notice to Tenant the reasons Landlord believes its estimate is low by more than 10%.


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         3.4.   Statement. Within 90 days after the end of each calendar year or as soon after that date as practicable, Landlord shall deliver to Tenant a detailed line item statement of amounts of Operating Expense Rent and Real
Estate Taxes Rent payable for that calendar year. If the statement shows that Tenant owes more than the estimated payments that Tenant made for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of the statement. If the total of the estimated monthly installments paid by Tenant during any calendar year exceeds the actual amounts due from Tenant for the calendar year and if Tenant is not in default, the excess shall, at Landlord's option, either be credited against payments next due from Tenant or refunded by Landlord to Tenant. Tenant has the right to cause an audit to be performed at Tenant's sole cost and expense of Landlord's operations and books and records pertaining to Operating Expenses and/or Real Estate Taxes for the preceding two calendar years. If Landlord has overstated Operating Expenses and/or Real Estate Taxes, within 30 days after demand by Tenant accompanied by Tenant's verification of such overcharges, Landlord shall reimburse Tenant for all such overcharges and the reasonable cost of said audit. Any overpayment by Tenant at the end of the Lease Term shall be reimbursed to Tenant within sixty
(60) days following the end of the Lease Term.

         3.5. Proration. If this Lease terminates on a day other than the last day of a calendar year, the amount of Operating Expense Rent and Real Estate Taxes Rent payable by Tenant applicable to that calendar year will be prorated to reflect the number of days from the commencement of the year to and the date of termination.

         3.6. Additional Taxes Payable by Tenant. Tenant shall pay any taxes reasonably attributable to (i) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or (ii) the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than any initial improvements installed at Landlord's expense, regardless of whether Tenant or Landlord has title to such improvements.

         3.7. Change in Tenant's Percentage Share. "Tenant's Percentage Share" means a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building, determined by measuring all of the areas located within the exterior walls of the Building. As of the date of this Lease, Tenant's Percentage Share is as described in the Schedule. Landlord shall recalculate Tenant's Percentage Share if the Rentable Area of the Premises or the Building changes for any reason, such recalculation to reflect the rentable area of the Premises expressed as a percentage of the Rentable Area of the Building; provided, however, in no event shall Tenant's Percentage Share be greater than the share set forth in Section 1.3 of the Lease, except as a result of the removal or addition of area of the Building. Landlord shall notify Tenant in writing of any recalculation.

4.       Use of Premises.

         4.1. Use Restrictions. Tenant may not use any portion of the Premises for any use which is unlawful or which interferes with the use of other premises by other tenants of the Building or for purposes other than those specified in Paragraph 1. Tenant may not use the Premises for any purpose that will increase the existing rate of insurance on the Building, or cause cancellation of insurance policies covering the Building. Tenant's use of the Premises in accordance with the Permitted Use, shall not increase the existing rate of


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insurance on the Building or cause cancellation of insurance policies covering the Building.

         4.2. Access. Tenant shall have access to the Building and the Premises seven (7) days per week, twenty-four (24) hours per day. Access to the Building other than during normal business hours will be subject to such rules and regulations, as Landlord reasonably requires, including without limitation the rules and regulations attached as Exhibit B. Upon Tenant's request, Landlord shall, at Tenant's sole cost and expense, install a security system in the Building's elevators. Landlord and Tenant shall agree on the reasonable cost of same prior to the installation of the security system.

         4.3. Tenant's Right to Use Common Areas. Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas (as hereinafter defined) with others who are entitled to use the Common Areas subject to Landlord's rights as set forth in this Lease. "Common Areas" shall consist of the following elements of the Building, whether now existing or hereafter installed, modified or altered: all areas outside the Premises that (1) are provided by Landlord for the general use and convenience of Tenant and other tenants of the Building and (2) are not leased to any tenant. Common Areas are located both inside and outside the Building, and include all areas designated as Common Areas by Landlord as long as they fall within the scope of the preceding sentence. Examples of Common Areas are common entrances to the Building, lobbies, hallways, walkways, patios (excluding the roof deck which is part of the Premises and is for Tenant's exclusive use), if any, landscaped areas maintained by Landlord, if any, in connection with the Building, sidewalks including public sidewalks, service corridors, elevators, restrooms, stairways, decorative walls, plazas, if any, loading areas, parking areas, driveways and public alleys adjacent to the Building. The Building and the Common Areas are sometimes collectively referred to in this Lease as the "Building".

         4.4 Outdoor Deck. Tenant shall be permitted to use the outdoor deck located on the 13th floor of the Premises for business entertainment and as a lounge and dining area for clients, customers, employees and guests. Such use shall not violate the restrictions in Section 4.1 herein. In the event Tenant serves liquor in the Premises or outdoor deck, Tenant shall be required to maintain liquor liability insurance in accordance with the requirements in
Section 13.1(e) herein.

         4.5 Miscellaneous Restrictions. Tenant shall not use the Premises for any offensive, noisy or dangerous trade, business, manufacture or occupation or interfere with the business of any other tenant in the Building. Tenant shall not cause, permit or suffer any waste or damage, disfigurement or injury to the Premises, or the fixtures or equipment in the Premises or the Common Areas. Tenant shall not obstruct the sidewalks or other Common Areas of the Building or use them for business operations or advertising. Tenant shall not use the Premises for any purpose that would emit any offensive odor, create unreasonable elevator loads, cause structural loads to be exceeded or adversely affect the mechanical, electrical, plumbing or other base building systems.

5. Landlord's Reservation of Rights. Landlord may (i) increase, reduce or change the number, dimensions or locations of the walks, parking, if any, and other Common Areas and other improvements located in or about the Building in any manner that Landlord in its sole discretion deems proper, so long as Landlord does not materially and adversely affect Tenant's use of or access to the Premises; (ii) make alterations and additions to the Building, and build additional stories on the Building (except over the 13th floor roof deck); (iii) install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Building in a manner that will not materially interfere with Tenant's use of the Premises; (iv) change the Building's name or street address upon 90 days prior notice (provided


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that if the change is made voluntarily by Landlord, Landlord will reimburse
Tenant, upon presentation of invoices paid by Tenant, for reasonable costs of stationery and business cards not to exceed $1,000 in the aggregate); (v) grant to any person or entity the exclusive right to conduct any business or render any service in or to the Building; (vi) retain at all times master keys or passkeys to the Premises, and place such signs, notices or displays as Landlord reasonably deems necessary or desirable on the roof (provided the same do not affect Tenant's use and enjoyment of the roof deck) and exterior of the Building; (vii) make reasonable rules and regulations applicable to all tenants concerning the Common Areas; (viii) close temporarily any of the Common Areas for maintenance purposes; and (ix) designate other lands outside (but adjacent to) the exterior boundaries of the Building to become part of the Common Areas, provided they are utilized in connection with the Building.

6. Parking. Tenant shall not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with their use. Parking and standing in public streets and alleys adjacent to the Building is prohibited subject to local law.

7. Graphics. Landlord, at Landlord's expense, will install directory signage with Tenant's name and suite number in each of the applicable lobby directories and the hall directories, and will include Tenant's name in the main lobby directory. Tenant shall have the ability to list a reasonable number of names of its various departments and company officers in the main lobby directory. Tenant shall have the right to install an identifying plaque on the exterior of the Building, which will be similar in size and finishes to the existing signage of Bartlit, Beck, Herman, Palenchar & Scott, L.L.P., at the corner of Hubbard and Dearborn, and in accordance with the design and specifications attached hereto as Exhibit C. Tenant shall submit architectural plans for exterior signage for Landlord's review and approval, which shall include design, size, placement and method of attachment. Landlord's approval shall not be unreasonably withheld, conditioned or delayed. All signage is subject to review and approval by all applicable governmental authorities. Tenant, at Tenant's expense, shall have the right to place signage in the 12th floor elevator lobby and will have the ability, at Tenant's expense, to match the finishes in the elevator lobby in the 12th floor consistent with the finishes within the Premises. Notwithstanding anything herein to the contrary, Landlord shall not install signage on the roof, which materially interferes with Tenant's use of the 13th floor outdoor deck.

8.       Assignment and Subletting

         8.1 Assignment and Subletting. Tenant may not assign this Lease or sublet any portion of the Premises without the prior written consent of Landlord, which will not be unreasonably withheld, conditioned or delayed. Following Landlord's receipt of all reasonably requested information, Landlord shall have fifteen (15) days to approve or disapprove of Tenant's proposed assignment or sublease. It is reasonable for Landlord, among other things, to withhold consent if Landlord is not satisfied with the identity, reputation or business character of the proposed assignee or subtenant, or if the proposed assignee or subtenant would violate any restrictions in any leases with another tenant in the building or if there is an Event of Default by Tenant and such default remains uncured. Any change in the ownership of Tenant that results in a change in control of Tenant, if Tenant is a corporation, limited liability company or general or limited partnership, shall constitute an assignment for purposes of this Paragraph 8. Notwithstanding the foregoing, Tenant may sublet or assign all or a portion of the Lease or Premises, as the case may be, upon


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

notice to, but not consent of Landlord, to a fully owned subsidiary, division, joint venture, parent company, subsidiary or affiliate of Tenant or company related to Tenant. Landlord acknowledges that, from time to time, Tenant may allow certain offices within the Premises to be used on a temporary basis by employees of Cerenti, which is not an affiliated entity, and that such temporary office use will not violate the restrictions on assignment and subletting set forth herein. If requested by Tenant, Landlord will cooperate with Tenant in providing directory listings for Cerenti on the main lobby directory, at Tenant's expense.

         8.2 Restrictions on Terms. Tenant may not advertise the Premises for sublease at a rental rate below the rate, if any, that Landlord is then advertising other available space in the Building, but Tenant may quote a lower rental rate to potential subtenants and actually sublease the Premises at a rental rate below the rate Landlord is advertising other space in the Building, provided Tenant shall remain responsible for the entire Base Rent amount required under this Lease. If Tenant subleases or assigns this Lease, it shall be entitled to 50% of the net Profit from such action and Landlord shall be entitled to the remaining 50%. The term Profit shall mean any premium (whether payable in a lump sum or in installments over the balance of the Term or otherwise) secured by Tenant in connection with the assignment or sublease transaction which represents, to the fullest extent which may be implied or inferred from the totality of the documentation, an excess differential over Rent payable under this Lease (whether resulting from increased rental value of the Premises at such time or otherwise) less Tenant's reasonable costs in securing such assignee or sublessee, including, but not limited to, brokerage commissions, tenant improvements, rental concessions, reasonable marketing costs and attorney's fees, and its own credit check fees,. Any sublease rent payable under a sublease, or any payment for an assignment of this Lease, shall be payable to Tenant and Tenant shall promptly submit to Landlord a list of all expenses incurred by Tenant including, but not limited to, concessions, construction costs and other similar costs paid for by Tenant for or on behalf of Subtenant, that are part of the calculation of net Profit plus 50% of the net Profit, plus interest if not remitted after thirty (30) days following receipt by Tenant. In promoting the Premises, Tenant may not use any marketing materials prepared by Landlord, and may not use any picture or rendering of the Building prepared by Landlord. If Tenant offers more than 35% of the Premises (the "Offered Premises") for sublease or assignment at any one time, Tenant shall so notify Landlord in writing and Landlord shall be entitled, at Landlord's sole discretion, to recapture the Offered Premises; provided that such recapture right shall not apply if such sublease or amendment is to an affiliate of Tenant. To exercise its election, Landlord shall give written notice of such election to Tenant within 10 days of receipt of Tenant's notice, in which case this Lease shall be terminated as to the Offered Premises as of the last day of the month in which such notice is given, and Landlord shall have the exclusive right to lease the Offered Premises to third parties or Tenant shall have the right to rescind its notice to Landlord by written notice within 10 days of receipt of Landlord's notice.

         8.3. Assumption of Liability. Tenant shall remain liable for all covenants, duties and obligations under this Lease notwithstanding any permitted assignment or subletting under Subparagraph 8.1 above. Tenant will cause any permitted assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant under this Lease, and such assignee shall be jointly and severally liable along with Tenant.

         8.4. Assignment by Landlord. Landlord shall have the right to assign or transfer, in whole or in part, Landlord's rights and obligations under this Lease in connection with a transfer of the Building and the Premises. Tenant shall recognize as its landlord any party to whom Landlord assigns this Lease.

9. Ordinances and Statutes. At Tenant's sole cost, Tenant shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities pertaining to the Premises including, but not limited to, the Americans With Disabilities Act, except to the extent of any breach of the representation and warranty made by Landlord below. Tenant is not obligated, however, to cause the Common Areas to comply with such statutes, ordinances and requirements.

         Landlord represents and warrants that to its actual knowledge, the Building and the Premises comply with the Americans with Disabilities Act of 1990, as amended and other federal, state and local accessibility laws and ordinances ("Accessibility Laws"). If Tenant performs any work in the Premises, Tenant shall be required to cause such work to comply with all Accessibility Laws.

10.      Tenant Improvements; Maintenance, Repairs and Alterations.

         10.1.  Tenant's Obligations. Except to the extent set forth in Section
10.4 hereof, Tenant shall, at its own expense and at all times, maintain the Premises in good repair and safe condition, including but not limited to performing its obligations under Paragraph 15 below. Tenant shall not use the Premises in any way that affects the structural integrity or mechanical systems of the Building. Tenant shall observe and keep all reasonable rules and regulations promulgated by Landlord from time to time for the safe, secure and efficient operation of the Building, and the Premises and for the safety of all tenants, occupants and invitees thereof. Landlord's current rules and regulations are set forth in Exhibit B attached to this Lease, which Landlord shall have the right to reasonably amend from time to time.

         10.2. Limits on Alterations. Tenant may not make any structural alterations to the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant may not make any nonstructural alterations to the Premises in excess of $50,000.00 without the prior written consent of the Landlord, which consent may not be unreasonably withheld. Whether or not any Tenant nonstructural alteration to the Premises requires Landlord's prior written consent, Tenant shall coordinate such nonstructural alteration with Landlord prior to any work being performed and along such parameters as stated herein. Landlord may require reasonable assurances of lien-free completion of alterations, such as, for example, performance bonds and construction escrows. All alterations shall be performed in a good and workmanlike manner and performed by a licensed contractor reasonably acceptable to Landlord. All materials shall be of a quality comparable to or better than those in the Premises and installed in accordance with plans and specifications approved by Landlord. No alterations may be made that penetrate the roof of the Building or the floor of the Premises or in any way impair the safety of the Building. Landlord shall be entitled to supervise any alterations which Tenant, through an outside contractor, makes to the Premises (including the Initial Tenant Improvements), in which case Landlord shall be entitled to reimbursement of its actual out-of-pocket costs incurred in retaining such outside contractor, (which shall be payable within thirty (30) days following Tenant's receipt of Landlord's invoice. Notwithstanding the foregoing, Landlord shall not seek reimbursement for any out-of-pocket costs for the supervision of any cosmetic alterations Tenant makes to the Premises and which do not require Landlord approval.

         10.3. Liens. Tenant shall pay all costs of alterations permitted under Subparagraph 10.2. Tenant shall keep the Premises and the Building free and clear of all mechanic's and materialman's liens resulting from construction done by or for Tenant. If any mechanic's or materialman's lien is ever claimed, fixed or asserted against the Premises or the Building in connection with any Tenant work, Tenant shall, within ten days after receipt by Tenant of notice of such lien, either (i) discharge the lien either by payment or by posting a bond as permitted by law or (ii) provide Landlord with title indemnity over such lien. If Tenant does not discharge the lien, whether valid or not, Landlord shall have the right, but not the obligation, to discharge the lien on Tenant's behalf, and Tenant shall promptly reimburse Landlord for all costs and expenses incurred by Landlord associated with the discharge of the lien, including without limitation reasonable attorneys' fees.

         10.4. Landlord's Obligations. During the Term, Landlord shall make all repairs to and perform necessary maintenance on: (a) all structural elements of the Building; (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants, including the Common Areas. Landlord shall also make all repairs to and perform necessary maintenance on the elevator that exclusively serves the 12th and 13th floors of the Premises. Landlord shall also perform the following items, at Landlord's expense (and not subject to reimbursement from Tenant as an Operating Expense) and exclusive of the Allowance (hereinafter defined): (a) repair, clean and replace as necessary the existing blinds; and (b) repair (including, without limitation, repairs to warped boards, banister repairs and application of new stain) and maintain the existing deck on the roof of the Building.

         10.5.  Initial Tenant Improvements.

         (a) Following execution of this Lease, Tenant shall provide to Landlord, for Landlord's reasonable approval, a full set of architectural plans and specifications ("Plans") to the extent necessary for the build-out of the Premises ("Initial Tenant Improvements") and capable of being presented for the purposes of obtaining all applicable building permits from the City of Chicago. The Plans shall be prepared by a reputable architect selected by Tenant and approved by Landlord and shall be paid for by Tenant, except as set forth in
Section 10.5(c) below. Landlord may engage, at Landlord's sole cost and expense, an architect to review the Plans, in which event Tenant shall cause its architect to coordinate with Landlord's architect. If needed, Tenant shall engage, at Tenant's sole cost and expense, a permit expediter, approved by Landlord. Upon receipt of Landlord's approval of the Plans, Tenant shall present the Plans to contractors for bids. All contractors bidding on the Initial Tenant Improvements shall be subject to Landlord's prior reasonable approval, which approval shall not be unreasonably withheld. Tenant shall construct or cause to be constructed in the Premises, all improvements in accordance with the provisions of this Lease, and all applicable laws, codes, ordinances, statutes and regulations. Tenant shall be responsible for all utilities consumed in the Premises during the construction of the Initial Tenant Improvements. Tenant shall also reimburse Landlord for its actual costs for rubbish removal during the construction of the Initial Tenant Improvements if rubbish removal is not provided directly by Tenant's contractor.

         (b) During the construction of the Initial Tenant Improvements, Landlord will not charge a "Coordination or administrative" fee (or any fees associated with using the freight elevators) during normal business hours (Monday-Friday, 8:00am-6:00pm). Currently, the after hours charge for using the freight elevator is $60.00 per hour. However, Landlord will be reimbursed by Tenant for Landlord's actual out-of-pocket if any of the following occur: (a) Landlord pays for the services of an outside vendor or consultant in the process of reviewing/approving Tenant's plans or construction; or (b) if Landlord incurs actual costs in the coordination/assistance of Tenant during the construction phase; or (c) a supervisory fee is incurred related to Tenant's use of the loading dock or hoist after normal business hours (Monday-Friday, 8:00am-6:00pm).

         (c) Landlord shall provide Tenant with a Tenant Improvement Allowance ("Allowance") for hard and soft costs in the amount of $35.00 per rentable square foot or $563,570.00 based on 16,102 rentable square feet, of which no more than $10.00 per rentable square foot shall be used to pay for the soft costs associated with the Initial Tenant Improvements. Tenant may take, as a base rental credit, up to $5.00 per rentable square foot of the soft costs. The Allowance shall be disbursed through a construction escrow at Near North National Title, LLC in substantially the form attached hereto as Exhibit D, which escrow shall provide interest at competitive rates. In addition to the Allowance, Landlord shall reimburse Tenant's space planner for one (1) original set of space plans and one (1) revision.

         (d) Upon execution of this Lease and mutual approval of the Plans and costs for the Initial Tenant Improvements, if the cost of the Initial Tenant Improvements exceeds the Allowance, Tenant shall deposit the difference in the cost of the Initial Tenant Improvements and the Allowance into the construction escrow. If as a result of a proposed change order, the cost of the Initial Tenant Improvements increases, (and such increased cost exceeds the Allowance), Tenant shall upon execution of such change order, deposit the amount of the increase into the construction escrow. Any change order must be reviewed and approved by Tenant and Landlord.

         (e) Tenant's contractor shall make requests for payment no more frequently than monthly (the "Draw"). Each Draw shall be submitted by Tenant's contractor to Tenant for its review and approval. After Tenant has approved such Draw, Tenant shall forward it to Landlord for its review and approval of the Draw and its determination that the Initial Tenant Improvements are in substantial compliance with the plans and specifications. Landlord shall review and submit each Draw to Near North National Title, LLC for payment.

11. Entry and Inspection. Tenant shall permit Landlord or Landlord's agents to enter the Premises at reasonable times upon reasonable notice (which can include verbal notice, except that no notice is necessary if Landlord must enter the Premises because of an emergency) for the purpose of inspecting the Premises, performing any services required of Landlord under this Lease and showing the Premises to potential and existing mortgagees and purchasers of the Building and, during the last year of the Lease Term, prospective tenants of the Building. Landlord shall use reasonable efforts to minimize any interference to Tenant's business as a result of any such entry.

12. Indemnification. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, demands, losses, damages, costs and expenses, including reasonable attorneys' fees ("Damages"), arising out of or relating to Tenant's default under this Lease or Tenant's use or occupancy of the Premises or caused by acts of Tenant or its agents, employees or invitees, except to the extent such Damages are caused by the negligence or willful misconduct of Landlord or its agents or employees. Landlord shall not be liable to Tenant for any damage caused by any act or negligence of any other tenant or occupant of the Building or by any owner or occupant of adjoining or contiguous property, nor shall Landlord be liable to Tenant other than for Landlord's negligence or willful misconduct. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold Tenant harmless from and against any and all Damages arising from the negligence or willful misconduct of Landlord or its agents or employees.

13.      Tenant's Insurance.

         13.1 Types of Insurance. At all times during the Lease Term, Tenant shall, at its sole expense, maintain the following types of insurance coverage:

                (a) comprehensive commercial general liability insurance against any and all damages and liability arising from injuries to or death of any person or damage to property, however occasioned, in, on or about the Premises in amounts not less than $2,000,000 for injury or death of one or more persons in a single accident and $100,000 for damage to property;

                (b) property insurance adequate in amount to cover damage to or replacement of, as necessary, the leasehold improvements paid for by Tenant, trade fixtures, furnishings, equipment, goods and inventory;

                (c) business interruption insurance in an amount equal to all fixed Rent payable under this Lease for a period of at least 6 months commencing with the date of loss;

                (d) employer's liability insurance and worker's compensation insurance providing benefits for all persons employed by Tenant in connection with the Premises to the extent required by applicable law;

                (e) if Tenant elects to serve liquor in the Premises or on the outdoor deck, a policy or policies insuring Tenant, Landlord and such other parties as designated by Landlord, against all liability now or hereinafter imposed by law for damage on account of any claims which may arise by virtue of the sale or distribution of any intoxicating beverages in or from the Premises, including without limitation loss of means of support and loss of consortium, under and by virtue of the Illinois Alcoholic Liquor Control Act or the Illinois Liquor Control Act as may be amended or such other act or acts now or hereinafter in effect or any other laws, ordinances, rules or regulations of any other applicable governmental agency (including without limitation Illinois "home rule units") superseding or supplementing any Illinois laws, ordinances, rules or regulations. Such policy or policies shall provide that the liability of the issuer shall be as provided by law, but in no event less than $5,000,000.00 combined single limit respecting death or bodily injury in any one occurrence (or such greater amount as Landlord reasonably may determine and notify Tenant of from time to time), together with $500,000.00 minimum single limits on loss of means of support/consortium and $500,000.00 minimum on property losses. The policy or policies shall be maintained throughout the Term (as may be extended), and the policy, policies or certificates thereof shall be deposited with Landlord and shall name the additional insureds, and contain the non-cancellation provisions, otherwise provided elsewhere in this Section; and

                (f) such other insurance in such amounts as may be reasonably required by Landlord from time to time.

         13.2. Form of Insurance and Selection of Insurers. All insurance shall be in a form satisfactory to Landlord and carried with companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State of Illinois. On commencement of this Lease, Tenant shall provide Landlord with a Certificate of Insurance, together with proof of payment of premium, showing Landlord and, if requested by Landlord, Landlord's mortgagee as an additional insured. The Certificate must provide for a 30-day written notice to Landlord in the event of cancellation or material change of coverage. At least

10 days prior to the expiration of any coverage, Tenant shall give Landlord proof of renewals of or replacements for such insurance, together with proof of payment of premium. If Tenant does not procure any contract of insurance or any renewal or replacement required under this Paragraph 13, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant. The cost of the insurance shall be payable to Landlord as additional rent on written demand.

         13.3. Waiver of Subrogation. Landlord and Tenant release each other to the extent of any amount recovered by such party by reason of insurance required under this Lease, and each waives any right of subrogation in connection with such loss, cost, damage or expense. Such release of liability and waiver of the right of subrogation are not operative in any case where the effect is to invalidate insurance or increase the cost of insurance (provided that in the case of increased cost the party responsible for providing such insurance shall, within 30 days following written notice, pay the increased cost and keep the release and waiver in full force and effect).

14. Landlord's Insurance. Landlord shall maintain property and liability insurance policies on the Building in amounts Landlord chooses, but not less than commercially reasonable. The cost of such insurance, including the cost of repairs paid by Landlord which are equal to or less than the amount of any deductibles, shall be included as a part of the Operating Expenses, and any property insurance proceeds payable under such policies shall be paid solely to Landlord or its mortgagee[s].

15.      Utilities and Services.

         15.1 Separate Metering. The Premises are separately metered from the Common Areas and the balance of the Building for utility services such as electricity and similar services (except for those certain HVAC items which are not separately metered in section 15.2 below), and Tenant shall pay, when due, all charges for such utilities to the Premises and shall indemnify and hold Landlord harmless from and against any and all liabilities and charges on account thereof. Telephone service, including all installation, wiring, and monthly charges, shall be the sole responsibility of Tenant.

         15.2   HVAC.  The HVAC for the Premises shall operate as follows:

                (a) 12th Floor Heat. During regular business hours, the twelfth (12th) floor is served by the building's central system, for which the Tenant shall not be charged. There is also a gas powered supplemental heating unit for the twelfth (12th) floor. The Tenant shall be responsible for costs associated with operating this unit, except that Landlord shall maintain the unit.

                (b) 12th Floor AC. The twelfth (12th) floor is served by a dedicated package unit. Electrical usage for AC will be at the Tenant's expense and will be separately metered by Commonwealth Edison. Landlord shall provide all necessary maintenance for the 12th Floor AC unit.

                (c) 13th Floor Heat. There is a dedicated, forced air heating unit for the thirteenth (13th) floor. The Tenant shall be responsible with costs associated with operating this unit, except that Landlord shall provide all necessary maintenance for the 13th Floor heating unit.

                (d) 13th Floor AC. The thirteenth (13th) floor is served by a dedicated package unit. Electrical usage for AC will be at the Tenant's expense and will be separately metered by Commonwealth Edison.

         Landlord shall provide all necessary maintenance for the 13th Floor AC unit.

                (e) The cost to maintain all HVAC systems will be borne by the Landlord. Landlord confirms that there are no fees for chilled water or condenser water for the supplemental HVAC systems. Tenant shall have the right to install a supplemental HVAC unit in its server room; the design and installation of which shall be subject to Landlord's prior approval. The costs of installing, operating and maintaining such supplemental unit shall be borne by Tenant.


         15.3 Building Standard Services. Landlord shall furnish the Common Areas and Premises with Building services equal to comparable River North office buildings, including elevator service every day 24 hours per day and HVAC service, Mondays through Fridays from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., except that on holidays Landlord may reduce or eliminate certain services as Landlord reasonably determines. Landlord shall provide standard janitorial services Monday through Friday pursuant to the Janitorial Specifications attached hereto and incorporated herein as Exhibit E. If these services or utilities are not available for five (5) or more consecutive business days and such failure in service is caused by Landlord's act or omission, and the Premises are rendered untenantable as a result of such interruption, then Tenant shall receive a day for day rent abatement for the period during which the service or utility is not available. However, no such failure shall constitute an eviction. Landlord shall not be liable for loss of or injury to property in connection with Landlord's failure to furnish any of the listed services. Tenant shall be solely responsible for any services it requests that are beyond Building standard.

For the purpose hereof, "holidays" shall be limited to the following: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

         15.4 Water Usage. Tenant shall not be charged for incidental water usage.

         15.5 Additional Tenant Responsibilities. Tenant shall (i) not set climate-control thermostats located in the Premises below 62(0)F during heating seasons or above 85(0)F during cooling seasons; (ii) not waste utilities that are not separately metered to the Premises; (iii) pay for all replacement electrical light bulbs, tubes, ballasts and starters used and consumed in the Premises; (iv) not use the Premises or Common Areas in a way that unreasonably increases the costs of services and utilities not separately metered to the Premises; and (v) make reasonably safe use of all services and utilities.

         15.6 Payment. Payments due for any service or utility not separately metered to the Premises shall be as Landlord reasonably determines based upon applicable meter readings, applicable public utility rates and tariffs, applicable reseller rates and tariffs, and the Premises' proportionate area or share of use of such service or utility. Such amounts shall be deemed Additional Rent payable by Tenant within 10 days after Landlord's rendering of a statement therefor. If Tenant fails to pay for non-separately metered services and utilities, Landlord may, in addition to all other remedies available to Landlord, disconnect or cease such service or utility on not less than five days' prior written notice to Tenant.

16. Condemnation. If any material portion (as reasonably determined by Tenant) of the Premises is taken for public use, either party may elect to terminate this Lease as of the date of taking. If less than a material portion of the Premises is taken and a part remains that is reasonably suitable for Tenant's use, this Lease shall, as to the part taken, terminate as of the date of taking, and Tenant shall then pay such proportion of the rent for the remaining term as the value of the Premises remaining bears to the total value of the Premises at the date of the taking. Any election to terminate this Lease as provided above must be exercised, if at all, within 60 days after the nature and extent of the taking is determined or this Lease shall remain in full force and effect. Tenant shall not share in the award that may be payable to Landlord for any taking; Tenant may, however, seek a separate award for its trade fixtures and moving expenses.

17.      Destruction of Premises.

         If the Premises are made substantially untenantable for more than thirty (30) days by fire or other casualty not due to the act or neglect of Tenant or its employees, agents or servants, Landlord may elect to: (i) terminate this Lease as of the date of the fire or other casualty by giving notice of termination to Tenant within 45 days after the date of the fire or other casualty; or (ii) without terminating this Lease proceed with reasonable diligence to repair or restore the Premises, other than leasehold improvements paid for by Tenant, at Landlord's expense but not to exceed the amount of insurance proceeds received by Landlord. If Landlord elects to repair or restore the Premises, it shall provide Tenant, within 45 days after the date of the fire or other casualty, with an estimate of the completion date of the repair or restoration. If Landlord's estimate shows that the appropriate repairs or restoration cannot be completed within 180 days after the date of the fire or other casualty, then Tenant may, by giving written notice within 10 days after receipt of Landlord's estimate, terminate this Lease as of the date of the fire or other casualty by giving notice of termination to Landlord. If (i) Landlord's estimate indicates that the repairs can be completed within 180 days from the date of the fire or other casualty or (ii) neither party terminates this Lease as provided above, Landlord, at Landlord's expense, shall proceed with reasonable diligence to repair or restore the Premises, other than leasehold improvements paid for by Tenant, but not to exceed the amount of insurance proceeds received by Landlord. If such repair or restoration is begun by Landlord but is not completed by the expiration of the 180-day period, which period shall be extended by any delays caused by the insurance process, by Tenant or by other events beyond Landlord's reasonable control, then Tenant may, upon 10 days written notice to Landlord, terminate this Lease. If this Lease is not terminated, rent shall abate for all or that part of the Premises that are rendered untenantable on a per diem basis from and after the date of the fire or other casualty until the Premises are substantially repaired or restored.

         Notwithstanding the foregoing, if such damage occurs during the last 12 months of the Lease Term, either party may terminate this Lease as of the date of the fire or other casualty by delivering written notice of termination to the other party within 30 days after the date of such fire or other casualty.

18. Hazardous Substances. Tenant shall not cause or allow any Hazardous Substance (as defined below) to be brought in, kept or used in or about the Building by Tenant or its agents, employees, contractors or invitees, other than standard cleaning materials. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including without limitation any and all sums paid for settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) arising as a result of Tenant's violation of the obligations set forth in the preceding sentence. This indemnification shall survive the termination of this Lease, and includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision. For purposes of this Paragraph 18, "Environmental Law" means any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Resource Conservation and Recovery Act of 1976. "Hazardous Substance" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated under any Environmental Law, including asbestos, petroleum and petroleum products.

         Landlord represents that to its actual knowledge, no "Hazardous Substance" currently exists in the Building or the Premises.

19. Events of Default. Each of the following is an event of default ("Event of Default") under this Lease:

         (a)    if Tenant abandons the Premises;

         (b) if Tenant does not pay any monthly Base Rent when due, and such failure to pay continues for five (5) days after written notice;

         (c) if Tenant does not pay any sum or charge payable by Tenant under this Lease, other than Base Rent when due and such failure to pay continues for five (5) days after written notice;

         (d) if Tenant does not perform or observe any agreement, covenant, condition or provision of this Lease other than the payment of money and such failure continues for thirty (30) days after written notice or such reasonable additional time as is necessary to cure provided such cure is being diligently pursued by Tenant;

         (e) if Tenant (i) files or consents to the filing against it of a petition for relief or reorganization or any other petition in bankruptcy or liquidation; or (ii) makes an assignment for the benefit of its creditors; or
(iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers for all or a substantial part of its property;

         (f) if a petition is filed against Tenant without Tenant's consent for (i) the appointment of a custodian, receiver, trustee or other officer with similar powers for all or a substantial part of Tenant's property; (ii) relief or reorganization or any other petition in bankruptcy or insolvency; (iii) the dissolution, winding up or liquidation of Tenant, and any such petition described in (i), (ii) or (iii) above is not dismissed within 60 days;

         (g) if this Lease or Tenant's interest in this Lease is levied upon under any attachment or execution and the attachment or execution is not vacated within 60 days; or

         (h) if Tenant assigns this Lease or subleases all or any portion of the Premises in violation of Paragraph 8 above.

20. Landlord's Remedies on Default. If an Event of Default occurs, Landlord may, at its option, terminate this Lease and repossess the Premises pursuant to state law, without demand or notice of any kind to Tenant, and recover from Tenant as damages:

         (a) the unpaid rent and other amounts due at the time of such termination plus interest on such amounts at the rate set forth in Subparagraph
2.2 above from the due date until paid; plus

         (b) the present value of the rent payable under the Lease for the remainder of the Lease Term after the termination less the present value of the fair rental value of the Premises, for that period (both determined by applying a discount rate equal to the prime rate then published in The Wall Street Journal); plus

         (c) any other amount necessary to compensate Landlord for damages caused by Tenant's failure to perform its obligations under this Lease, including without limitation the cost of recovering the Premises.

In the alternative, Landlord may terminate Tenant's right of possession (but not this Lease) and repossess the Premises pursuant to state law, without demand or notice of any kind to Tenant. In that event, Landlord may relet the Premises for the rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. Tenant shall pay all reasonable costs of re-letting, including without limitation, brokerage commissions and reasonable attorneys' fees, and shall be liable for any difference between the rent collected from such re-letting and the total rental and all other payments required under this Lease for the unexpired balance of the Lease Term. In addition, Landlord may exercise any and all other rights and remedies available to Landlord at law or in equity. In exercising any of its rights and remedies under this Paragraph 20, Landlord shall use reasonable efforts to mitigate damages.

21. Security Deposit. The Security Deposit set forth in Paragraph 1 secures Tenant's performance of its obligations under this Lease, including without limitation its obligations to pay Base Rent and Operating Expense Rent. Landlord may apply all or portions of the Security Deposit if Tenant does not perform all of its obligations, and Tenant shall replace the amount so applied within 10 days after demand from Landlord. Tenant expressly acknowledges that Tenant may not apply all or any portion of the Security Deposit to the payment of rent under this lease, and if it attempts to do so, late charges and penalties shall accrue until rent is paid in full without regard to the Security Deposit. If Tenant is not in default, any balance of the Security Deposit remaining at the expiration of the Lease Term shall be returned promptly to Tenant, without interest. If the Building is sold, Landlord may transfer the Security Deposit to the purchaser. Upon a transfer, Landlord shall have no further liability with respect to the Security Deposit, and Tenant shall look solely to the purchaser for the return of the Security Deposit. Landlord need not keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Landlord.

22. Limitation on Landlord's Personal Liability. Tenant shall look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that neither Landlord nor any of its officers, shareholders, directors, partners or employees shall be personally liable for any such judgment in favor of Tenant.

23. Attorneys' Fees. If either party to this Lease institutes any suit against the other party to enforce this Lease, the prevailing party shall be entitled to all of its costs, expenses and reasonable attorneys' fees in connection with the suit.

24. Waiver. No failure of Landlord to enforce any term of this Lease shall be deemed to be a waiver of such term.

25. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then it is the intention of the parties that the remaining provisions of this Lease shall continue in full force and effect.

26. Notices. Except as specifically provided to the contrary in this Lease, all notices under this Lease to be enforceable at law or in equity must be in writing, and shall be deemed given (i) when personally delivered (including by means of professional messenger service), (ii) one business day after being sent by overnight courier, with request for next business day delivery, or (iii) 2 business days after being sent by registered or certified mail, postage prepaid, return receipt requested, to the address set forth in Paragraph 1 with respect to Tenant, and to Friedman Properties, Ltd., 325 North LaSalle Street - Suite 600, Chicago, Illinois 60610, with respect to Landlord.

27. Surrender of Premises. On the last day of the Lease Term or on any earlier termination, Tenant shall surrender the Premises to Landlord in the condition existing after completion of the Initial Tenant Improvements, ordinary wear and tear and damage by fire or other casualty excepted, free and clear of debris. At the time Landlord consents to any additional alterations, Landlord shall advise Tenant whether Landlord shall require Tenant to remove such tenant improvements at the end of the Lease Term. Landlord may require the removal of any improvements that Tenant makes without Landlord's approval, or which do not require Landlord's approval. Any improvements that Landlord does not require to be removed shall belong to Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures, furnishings and equipment of Tenant that can be removed without defacing the Premises or the Building. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment.

28. Holding Over. Any holding over after the expiration or termination of this Lease shall be construed as a tenancy at sufferance at a rental of 150% of the rent payable in the month immediately preceding the month in which the expiration or termination occurred, and otherwise in accordance with the terms of this Lease. If Tenant becomes a holdover tenant, Tenant shall also indemnify Landlord against all claims as a result of Tenant's possession of the Premises, including without limitation claims for damages by any tenant to whom Landlord may have leased some or all of the Premises, for a term commencing after the expiration or termination of this Lease.

29.      Time. Time is of the essence of this Lease.

30. Successors and Assigns. This Lease is binding on and inures to the benefit of Landlord and Tenant and their respective successors and assigns, so long as, with respect to Tenant, its assigns are approved by Landlord pursuant to this Lease.

31. Subordination/Non-Disturbance & Attornment. This Lease is subordinate to the lien of any mortgages which are now or at any future time are placed on the Building, the Premises or Landlord's rights under this Lease, and to any renewals, extensions, modifications or consolidations of any mortgage so long as such mortgagee agrees not to disturb Tenant's use and occupancy of the Premises if there is no uncured Event of Default by Tenant. To confirm subordination, Tenant shall execute a Subordination Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit F. Landlord shall obtain any existing mortgagee's signature on such Subordination, Non-Disturbance and Attornment Agreement following execution of this Lease.

32. Estoppel Certificate. Tenant shall, within 10 days' after receiving a written request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying defaults if any are claimed; and, if part of the certification (c) confirmation of subordination as outlined in Paragraph 31 above. All prospective purchasers or mortgagees of the Building may conclusively rely on the statement. Tenant's failure to deliver the statement shall be conclusive on Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults of Landlord, that not more than one month's rent has been paid in advance, and that subordination of this Lease is confirmed. If Tenant does not respond to Landlord's request in a timely manner, Landlord may complete such a statement and sign it on behalf of Tenant, and Tenant acknowledges that Landlord and third parties may rely on such a statement.

33. Right of First Refusal. Provided that the Lease is in full force and effect, and there is no uncured Tenant default, Landlord hereby grants to Tenant a continuing right of first refusal ("First Refusal Right"), subject to the senior rights (in existence on the date hereof) of other tenants currently under lease, to lease the following space in the Building: the adjacent 11th Floor space ("Option Space"), on the following terms and conditions:

                a. If Landlord receives an offer to Lease all or a portion of the Option Space, (and if all the holders of superior rights have waived their rights) Landlord shall provide written notice ("Landlord's Notice") to Tenant identifying the portion of the Option Space, the term of the proposed lease and the payment obligations thereunder.

                b. Tenant shall have three (3) business days after receipt of Landlord's Notice to deliver to Landlord a legally binding commitment to lease the same portion of the Option Space on the terms set forth in Landlord's Notice. In the event Tenant does not respond within said three (3) business day period, Tenant will be conclusively deemed to have waived its First Refusal Right and Landlord shall be free to lease the Option Space to the offeror. In the event Landlord does not enter into a lease with the offeror for the Option Space, Tenant's First Refusal Right shall be reinstated.

34. Renewal Option. So long as this Lease is in full force and effect and Tenant is not in default under this Lease, at the time the Renewal Option (hereinafter defined) is exercised, or at the commencement of the Renewal Term (hereinafter defined), Tenant shall have the option ("Renewal Option") to renew this Lease for one five-year term ("Renewal Term") on the same terms and conditions as set forth herein. In order to exercise the Renewal Option, Tenant shall give Landlord at least twelve (12) months' written notice thereof prior to the expiration of the initial Term. In the event Tenant exercises the Renewal Option, Base Rent for the initial year of the Renewal Term shall be at 95% of fair market value during the Renewal Term, and Base Rent for subsequent years shall be subject to market escalation during the Renewal Term. Landlord shall reasonably determine fair market value, but Landlord shall provided reasonable supporting documentation for its determination.

35. Storage Space. Landlord shall cause its affiliates to provide up to 500 rentable square feet of storage space to Tenant located at 57 West Grand or another property managed by Landlord's managing agent at an initial charge of $10.00 per square foot on a gross basis, subject to annual escalations. If storage space is leased subsequent to the execution of this Lease, the initial base rental rate for such additional storage space will then be at prevailing market rates. At such time Tenant desires to lease to such storage space from Landlord's affiliate, Tenant shall execute a storage lease with the owner of the building in which the storage space is located.

36. Authorization. If Tenant executes this Lease as a corporation, limited liability company or partnership, then Tenant and the person(s) executing this Lease on behalf of Tenant represent and warrant that the entity is duly qualified to do business in the State of Illinois and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on Tenant's behalf.

37. Joint and Several Liability. In the event that more than one person or entity executes the Lease as Tenant, they all are jointly and severally liable for all of Tenant's obligations hereunder.

38. Force Majeure. Each party to this Lease is excused for the period of any delay in performing of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control.

39. Recording. Tenant shall not record this Lease or any memorandum or short form of this Lease.

40.      Governing Law. The laws of the State of Illinois govern this Lease.

41. Jury Waiver. LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE LEASED PREMISES.

42. Covenant of Quiet Enjoyment. So long as Tenant is not in default under this Lease beyond any cure period, Tenant's peaceful and quiet possession of the Premises during the Lease Term shall not be disturbed by Landlord or by anyone claiming by, through or under Landlord.

43. Encumbrances. Other than the rights articulated in the "Right of First Refusal" section above, Landlord warrants that no other tenant in the Building currently has any senior rights to the Premises.

44. Real Estate Broker Disclosure. Tenant represents that the Tenant has dealt with (and only with) CB Richard Ellis, as broker in connection with this Lease and that insofar as the Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord and it beneficiaries, employees, agents, their officers and partners, harmless from and against any claims made by any other broker or finder for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder.

45. Entire Agreement. This Lease, including all attached Schedules and Exhibits, is the entire agreement between the parties and may be modified only by a writing signed by both parties.

46. Construction of Lease Document. This Lease shall not be construed more strictly against Landlord than against Tenant, merely by virtue of the fact that the same has been prepared by counsel for Landlord, it being recognized that Tenant and Landlord have contributed substantially and materially to the preparation of this Lease, and Tenant and Landlord each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Lease.

47. Third Party Disclosure. The terms and conditions of the Lease are strictly confidential and may not be disclosed by Tenant to third parties (except Tenant's lenders, attorneys, accountants, or as required under Tenant's corporate reporting requirements) without the prior written consent of Landlord, except as required by judicial process.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

LANDLORD
by FRIEDMAN PROPERTIES, LTD., an Illinois corporation
(Managing Agent)

By:      /s/ Albert M. Friedman
   -----------------------------------------------------------
         Albert M. Friedman, President

TENANT
INFORTE CORP., a Delaware corporation

By:       /s/ Michael Hillgamyer
   -----------------------------------------------------------
Name:     Michael Hillgamyer
Its:      Facilities Director

                                    EXHIBIT A
                                    ---------
                             PLAN OF LEASED PREMISES

                     [Exhibit A-1 and A-2 follow this page.]

                                    EXHIBIT B
                                    ---------
                              RULES AND REGULATIONS

         1. In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the Lease shall control. Landlord reserves the right to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations with respect to any tenant or tenants, provided that such rules are applied in a non-discriminatory manner. Tenant shall make available a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

         2. The sidewalks, walks, plaza entries, corridors, ramps, staircases and elevators of the Building shall not be obstructed, and shall not be used by Tenant, or the employees, agents, servants, visitors or invitees of Tenant, for any purpose other than ingress and egress to and from the Premises. No skateboards, roller skates, roller blades or similar items shall be used in or about the Building.

         3. No freight, furniture or other large or bulky merchandise or equipment of any description shall be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved or designated by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. Although Landlord or its personnel may participate or assist in the supervision of such movement, Tenant assumes financial responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including any equipment, property or personnel of Landlord damaged or injured in connection with carrying out this service for Tenant.

         4. Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of Tenant. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

         5. Only persons authorized by Landlord shall be permitted to furnish newspapers, ice, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions in the Building, and only at hours and under regulations fixed by Landlord.

         6. Tenant, or the employees, agents, servants, visitors or invitees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or object of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

         7. Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, on the exterior of the Premises, (or visible from the outside of the Premises), or in, about or on the Building or the exterior of the Building except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent Landlord may remove without notice to and at the expense of

Tenant. All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord.

         8. Tenant shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment on the exterior of the Premises, Building or Building without Landlord's consent, which consent may be withheld in Landlord's sole discretion. Landlord may remove any such equipment so placed without notice to and at the expense of Tenant.

         9. Canvassing, soliciting or peddling in the Building and/or Building is prohibited and Tenant shall cooperate reasonably to prevent same.

         10. Landlord shall have the right to exclude any person from the Building, and any person in the Building shall be subject to identification by employees and agents of Landlord. Any persons in or entering the Building shall be required to comply with the security policies of the Building, including, without limitation, the showing of suitable identification and signing of a Building register when entering or leaving the Building. If Tenant desires additional security service for the Premises, Tenant shall have the right (with advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Building of any person. In case of invasion, mob, riot or public incitement, the Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Building and property or persons therein.

         11. Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Building.

         12. Tenant shall not bring or permit to be brought or kept in or on the Premises or Building any flammable, combustible, corrosive, caustic, poisonous, or explosive substance, or firearms, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Building to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of light, radiation, magnetism, noise, odors and/or vibrations.

         13. Except as permitted by Section 10 of the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, other than for hanging standard-weight decorative pictures, paintings or other artwork, except with the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

         14. No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect. Tenant shall not make duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a passkey to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use. Landlord-assisted entries into the Premises shall bear a standard service charge of $50.00 per entry.

         15. Tenant shall give reasonable notice to Landlord in case of known theft, unauthorized solicitation or accident in the Premises or in the Building, or of known defects therein or in any fixtures or equipment, or of any known emergency in the Building.

         16. No animals or birds shall be brought or kept in or about the Building, with the exception of guide dogs accompanying visually handicapped persons.

         17. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided that it shall not be unreasonable for Landlord to withhold its consent if Landlord requires uniform window treatments on all windows in the Building.

         18. Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

         19. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

         20.    Tenant shall at all times keep the Premises neat and orderly.

         21. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who (or whose employees or invitees) shall have caused such damage.

         22. All tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes. Tenant shall obtain written approval from the management office prior to commencement of any such modifications and shall deliver as built plans to the management office upon completion.

         23. Tenant agrees to place all indoor potted plants requiring water within a container capable of collecting any water overflow, such containers to be approved and/or supplied by Landlord, at Tenant's sole expense. Tenant agrees to use caution so that indoor plants do not damage or soil the Premises.

                                    EXHIBIT C
                                    ---------
                            TENANT'S EXTERIOR SIGNAGE

                                    EXHIBIT D
                                    ---------
                OWNER AND TENANT'S CONSTRUCTION ESCROW AGREEMENT

                        [Exhibit "D" follows this page.]

                                    EXHIBIT E
                                    ---------

                            JANITORIAL SPECIFICATIONS

TENANT AREAS
------------

Vacuum all carpeted areas, moving light furniture, except for desks, file cabinets, etc. nightly.

Completely damp mop all cafeterias/vending areas, kitchens and coffee rooms nightly.

Sweep and spot damp mop all uncarpeted areas including wood flooring to remove spills, stains, heel marks, etc. Remove gum, tar and other foreign matter adhering to floors. Completely damp mop all heavily trafficked areas, including corridors, entrance areas, cafeterias/vending areas, kitchens and coffee rooms nightly.

Empty all waste containers and replace plastic liners as necessary in accordance with the buildings recycling program. Damp wipe waste containers as necessary. Can liners to be furnished by Landlord.

Remove waste paper and waste materials to the dock area of the building using janitor carts/carriages. Clear heavy duty plastic liners used in janitor carts/carriages will be supplied by the Contractor. Contractor's personnel to place waste material in compactors in accordance with the building's recycling program and operate compactors nightly. All trash receptacles will be secured with lock and chain as necessary.

Dust with a treated cloth or mitt all horizontal surfaces that can be reached without a ladder, i.e., desks, file cabinets, binder bins, cubicles, window sills, book cases, ledges, trim, etc. nightly

Damp wipe and towel dry conference room tables nightly.

Spot clean to remove dirt, finger marks, smudges, etc. from all doors doorframes, switch plates, walls, glass areas adjacent to doors, push plates, handles, railings, etc. nightly. Clean polish and sanitize all drinking fountains and water coolers using germicidal solution nightly.

Wet sponge wipe table tops in employee lounges nightly.

Spot clean all glass entrance doors and side panels to remove finger marks, smudges, etc. nightly.

Turn off lights and secure space, double locking doors as necessary, when work assignments are complete nightly.

Leave Venetian blinds in the down position nightly.

Wash all glass entrance doors and side panels inside and out once per week.

Dust baseboards, chair rails, trim, louvers, moldings and other "low-dust" areas once per week.

Thoroughly damp mop uncarpeted areas once per week.

Wipe clean and sanitize all telephones with germicidal detergent using disposable paper wipes which will be disposed of after use on each telephone once per week.

Machine scrub and recondition all resilient and rubber floors and vestibule areas using buffable non- slip type floor finish. Remove all scuffs, tar, gum and other marks once every four months.

Machine strip, refinish and buff all resilient tile and other hard surface flooring using an approved, high solid, non-slip, non-staining, buffable floor finish once every four months.

Wash and clean baseboards during floor refinishing operations once every four months.

MAIN ENTRANCES
--------------

Dust-sweep and wash hard surfaced flooring weekly. Remove gum, tar and other foreign matter from flooring nightly.

If floor mats have been used during the day, they shall be thoroughly vacuumed and cleaned nightly.

Clean building directory, mail depository and all other decorative metal; as needed using a cloth dampened with water only nightly.

Completely clean all entrance and revolving door glass and entryway glass sidelights; clean all glass in building directory nightly.

Police outside of entry only for debris nightly.

Empty and clean all waste receptacles and remove waste material to designated areas in the building. Dispose of waste and replace plastic liners in accordance with the building's recycling program nightly.

Clean public telephones with germicidal spray product and disposable paper wipe. Discard wipe after each use. Dust the phone case and wooden booth using a cloth dampened with water only nightly.

Remove dirt, finger marks, smudges, etc. from doors, doorframes walls up to twelve feet, switch plates, glass, push plates handles, railings, moldings, trim etc. Damp wipe metal trim as necessary using water only weekly.

Spray-buff marble, terrazzo and similar flooring using materials recommended by marble installer weekly.

Using materials recommended by marble installer, machine strip, refinish and buff marble and similar flooring using non-staining, non-slip, buffable floor finish as necessary but not less frequently than once per month.

Do high dusting to include light lenses and fans up to level of twelve feet once per month.

Completely clean floor mats as necessary, but not less than once per month, using method(s) recommended by floor mat manufacturer(s).

ELEVATOR LOBBIES AND PUBLIC CORRIDORS
-------------------------------------

Dust-sweep and wash hard surfaces flooring. Remove gum, tar and other foreign matter from flooring nightly.

Thoroughly vacuum and remove spots and stains from carpeting, including edges and corners nightly

Empty and clean waste receptacles in accordance with the building's recycling program (replace plastic liners), ash trays, etc. empty and clean cigarette urns and replace sand or water as needed nightly.
..
Dust baseboards, trim, louvers, moldings, pictures, doors, planters, and all other fixtures, etc. within reach. Wipe clean all signage nightly.

Remove dirt, finger marks, smudges, etc. from doors, door frames, wall, switch plates, glass, push plates, handles, railing, molding, trim, etc. Wipe metal trim as necessary using cloth dampened with water only weekly.

Wash and spray buff tile, terrazzo, marble, etc. flooring weekly.

Machine strip, refinish and buff resilient tile, terrazzo, marble, etc. flooring using approved, non-slip, non-staining, buffable floor finish once every two months.

Do high dusting once every three months.

LAVATORIES AND SHOWERS
----------------------

Sweep and wash flooring with approved germicidal detergents at disinfectant strengths nightly.

Wash and polish mirrors nightly and all chrome and other bright work including shelves, flushometers, exposed piping, toilet seat and partition hinges, dispensers, and all other washroom fixtures nightly.

Wash all surfaces of toilets and urinals with approved germicidal detergent solution at disinfectant strength. Bowl cleaner to be used in the interior nightly.

Wash clean all wash basins and counter tops nightly.

Empty and clean towel and sanitary disposal receptacles and waste material and refuse to designated area in the building using janitor carts/carriages. Replace liners in all receptacles with liners supplied by the building. Wash clean receptacles nightly.

Spot clean partitions, tile walls or painted walls, and doors with special attention to areas behind sinks, around urinals and around entrance. Remove graffiti weekly.

Clean and flush floor and other drains using germicidal detergent solutions once per week.

Remove hard water stains from toilet fixtures by using one ounce of bowl cleaner after normal cleaning once per week.

Refill toilet paper, paper towels, hand soap and sanitary products nightly. Supplies to be furnished by "Landlord".

Machine scrub flooring with approved germicidal detergent solution once per month. Floor shall be cleaned per manufacturers' recommendations.

Wash partition, tile walls and enamel painted surfaces with approved germicidal detergent solution once per month.

Do high dusting and damp wipe ceiling vents once per month.

STAIRWAYS
---------

Police stairwells and remove trash and debris nightly.

Spot clean doors, windows and walls weekly.

Dust mop stair and landings; dust handrails and other horizontal surfaces weekly.

Dust all vertical surfaces and light fixtures not dusted weekly once per month.

Wash stairs and landings once per month.

Do high dusting in stairwells once every three months.

ELEVATORS
---------

Floors in elevator cabs will be properly maintained. Vacuum and remove spots from carpeted areas and sweep and wash hard surfaces nightly

Clean and polish doors, inside and outside, using a cloth dampened with water only as nightly.

Hand clean and polish baseboards, trim railings, etc. using a cloth dampened with water only nightly.

Keep walls, panels, buttons, etc. clean and free form finger marks and smudges nightly.

Clean elevator saddles, door tracks, etc. once per month..

Clean carpeting by method recommended by manufacturer as necessary, but not less than once per month.

Scrub and re-wax tile floor or terrazzo flooring once per month.

                                    EXHIBIT F
                                    ---------
                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


                        [Exhibit "F" follows this page.]

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



                THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is entered into as of July ____, 2005 (the "Effective Date") by and between GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, the "Mortgagee"), and INFORTE CORP., a Delaware corporation (hereinafter, collectively the "Tenant"), with reference to the following facts:

                A. The Boyce Building Group, LLC, an Illinois limited liability company whose address is 325 North LaSalle, Suite 600, Chicago, Illinois 60610 (the "Landlord") owns fee simple title or a leasehold interest in the real property described in Exhibit "A" attached hereto (the "Property").

                B.      Mortgagee has made a loan to Landlord (the "Loan").

                C. To secure the Loan, Landlord has encumbered all of the Property by entering into that certain Mortgage dated July 30, 2004 in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Mortgage") to be recorded in the Recorder of Deeds' Office in and for the County of Cook, State of Illinois.

                D. Pursuant to the Lease between Landlord and Tenant, as may be subsequently modified and amended (collectively the "Lease"), Landlord demised to Tenant a portion of the Property consisting of the following (the "Leased Premises"): approximately 16,102 rentable square feet at 500-510 North Dearborn.

                E. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

                NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

         a. Foreclosure Event. A "Foreclosure Event" means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in the Property in lieu of any of the foregoing.

         b. Former Landlord. A "Former Landlord" means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

         c. Offset Right. An "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

         d. Rent. The "Rent" means any fixed rent, base rent or additional rent under the Lease.

         e. Successor Landlord. A "Successor Landlord" means any party that becomes owner of the Property as the result of a Foreclosure Event.

         f. Termination Right. A "Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

         g. Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2. Subordination. The Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the lien imposed by the Mortgage, and all advances made under the Mortgage.

3.       Nondisturbance, Recognition and Attornment.

         a. No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under this Agreement or under the Lease beyond any applicable grace or cure periods (an "Event of Default"), Mortgagee (i) shall not terminate or disturb Tenant's possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under the Lease or this Agreement in such action.

         b. Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant hereby acknowledges notice that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee. After receipt of such notice from Mortgagee, the Tenant shall thereafter make all such payments directly to the Mortgagee or as the Mortgagee may otherwise direct, without any further inquiry on the part of the Tenant. Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Mortgagee or as Mortgagee directs.

         c. Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

         a. Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (i) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord's obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord's obligations as landlord under the Lease.

         b. Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

         c. Payment; Security Deposit; Work. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon;
(iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) arising from representations and warranties related to Former Landlord.

         d. Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee's written consent except for non-material modifications or amendments that do not affect the economic terms of the Lease or Successor Landlord's income therefrom.

         e. Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Property from time to time, including without limitation, insurance and condemnation proceeds, security deposits, escrows, Successor Landlord's interest in the Lease and other leases of the Property, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the

"Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. Mortgagee's Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination
Right:

         a. Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

         b. Mortgagee's Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided that Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time (the "Extended Cure Period") as Mortgagee may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.       Miscellaneous.

         a. Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine- generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

                i.      If to the Mortgagee, at:

                        Greenwich Capital Financial Products, Inc.
                        600 Steamboat Road
                        Greenwich, Connecticut  06830
                        Attn:  Mortgage Loan Department

                        Telecopy No.:  (203) 618-2052

                ii.     If to the Tenant, at:

                        Inforte Corp.
                        500 N. Dearborn Street
                        Suite 1200
                        Chicago, IL 60610



                       With a copy to:

                       Foley & Lardner, LLP
                       321 North Clark Street
                       Suite 2800
                       Chicago, IL 60610
                       Attn: Wayne F. Osoba


         b. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

         c. Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

         d. Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

         e. Mortgagee's Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

         f. Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State's principles of conflict of laws.

         g. Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

         h. Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

         i. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

                                        MORTGAGEE:
                                        ---------


                                        GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                        INC., a Delaware corporation


                                        By:_____________________________________
                                             Name:
                                             Title:


                                        TENANT:
                                        ------

                                        INFORTE CORP.,
                                        a Delaware corporation


                                        By:_____________________________________
                                             Name:
                                             Title:

                               LANDLORD'S CONSENT
                               ------------------


         Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord's request. The foregoing Agreement shall not alter, waive or diminish any of Landlord's obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

                                        LANDLORD:


                                        THE BOYCE BUILDING GROUP L.L.C.


                                        By:_____________________________________
                                           Name:
                                           Title:

Dated:  __________________, ____

                           MORTGAGEE'S ACKNOWLEDGMENT
                           --------------------------


STATE OF _____________     )
                           ) ss.
COUNTY OF ___________      )


                  On the ___ day of _______ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                        ------------------------------------
                                        Signature of Notary Public

                             TENANT'S ACKNOWLEDGMENT
                             -----------------------


STATE OF _____________     )
                           ) ss.
COUNTY OF ___________      )


                  On the ___ day of _______ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                        ------------------------------------
                                        Signature of Notary Public

                                LIST OF EXHIBITS
                                ----------------

         If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.


Exhibit "A"  - Legal Description of the Land